Exhibit 23.1


                         INDEPENDENT AUDITORS' CONSENT

     We consent to the use in this Amendment No. 1 to Registration Statement (No. 333-26269) on Form SB-2 of our report dated April 4, 1997, except for the first paragraph of note 12, which is as of April 24, 1997, on the consolidated financial statements of International Isotopes Inc. and Subsidiary as of December 31, 1996 and for the period from November 1, 1995 (inception) to December 31, 1996 included herein and the reference to our firm under the captions "Experts" and "Selected Consolidated Financial Data" in the Registration Statement.

                                                          KPMG Peat Marwick LLP


Dallas, Texas
July 2, 1997